Exhibit 10.01

AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

THIS AMENDED AND RESTATED STOCK PUCHASE AGREEMENT (the “Amended Stock Purchase Agreement” or the “Agreement”) is dated as of September 15, 2006, between POP N GO, INC., a Delaware corporation (the “Purchaser”), and MICROWAVE ROASTERS, INC., an Alabama Corporation (the “Company”) (collectively, referred to hereinafter as the “Parties.”).

RECITALS

WHEREAS, Purchaser and Company entered into that certain Agreement to Purchase Stock, dated April 4, 2006 (the “Stock Purchase Agreement”), subsequently amended on May 22, 2006, whereby the Purchaser agreed to acquire and the Company agreed to sell Fifty-One Percent (51%) of the issued and outstanding shares of the Company’s common stock;

WHEREAS, Purchaser and Company have mutually agreed to modify the terms and conditions of the Stock Purchase Agreement such that Purchaser shall acquire and purchase from the Company and the Company shall sell, deliver and transfer to Purchaser Forty-Nine Percent (49%) of all the issued and outstanding shares of the Company’s common stock;

NOW, THEREFORE, in consideration of these premises and mutual agreements, covenants and provisions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.

Purchase and Sale.

Subject to the terms and conditions of this Amendment to the Stock Purchase Agreement, on the Closing Date (as provided in Section 2 herein), Company shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from the Company, all right, title and interest in shares of the Company’s common stock representing forty-nine percent (49%) (the “Shares”) of the issued and outstanding shares of the Company’s common stock.  The Shares shall be free and clear of any and all liens, claims and encumbrances.  The Company shall evidence such transaction by delivering to Purchaser original stock certificates representing the Shares, accompanied by duly executed stock powers and all applicable transfer taxes paid by the Company.  In consideration of the conveyance of the stock to Purchaser, at Closing, Purchaser shall pay to Seller, the aggregate sum of FIVE HUNDRED EIGHTY THOUSAND AND 00/100 ($580,000.00) DOLLARS (the “Purchase Price”) and shall deliver stock certificates for Two Million (2,000,000) shares of Purchaser’s common stock to the stockholders of the Company in the same proportions as the current stockholder ownership percentages of the Company which said information shall be provided to Purchaser by the Company.

2.

Closing and Closing Agreements.

2.1

The Closing (the “Closing”) of the purchase and sale shall be held on or before October 15, 2006, (the “Closing Date”), at a specific date, place and time mutually agreed to by the parties, unless the parties mutually agree in writing to extend the date of Closing.

2.2

At Closing, the Company shall deliver to Purchaser original stock certificates in the amount of the Shares representing Forty Nine (49%) of the issued and outstanding shares of the Company and such other duly executed instruments or documents as may be reasonably requested by Purchaser in order to consummate the transactions contemplated by this Agreement.

2.3

At Closing, the Purchaser shall deliver to the Company:

(i)

the sum of Twenty Thousand Dollars ($20,000.00), by U. S. Bank check or Wire Transfer, and forgiveness of a debt of Fifty Thousand ($50,000.00) from the Company to Purchaser.

(ii)

a written agreement to pay the sum of FIVE HUNDRED TEN THOUSAND AND 00/100 ($510,000.00) DOLLARS, representing the remaining amount due of the Purchase Price due at Closing in accordance with Section I, above, to be paid in 9 quarterly payments of $35,000, with interest on said sum to be paid annually at the rate of 5% per annum; and the remaining principal and interest to be paid within thirty (30) days of the final quarterly payment.

(iii)

such other duly executed instruments or documents as may be reasonably requested by Company in order to consummate the transaction contemplated by this Agreement.

2.4

At or subsequent to the Closing, the parties shall execute and deliver any other instruments and take any actions, which may be reasonably required for the implementation of this Agreement and the transactions contemplated hereby.

3.

Company’s Representations and Warranties.  In order to induce Purchaser to enter into the Agreement and to purchase the Shares from the Company, the Company makes the following representations and warranties to Purchaser, which representations and warranties shall be true and correct as of the Closing Date as well as on the date hereof:

3.1

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama and has all requisite power and authority to carry on its business as now conducted.

3.2

All action on the part of the Company necessary for the authorization, execution, and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance, sale, and delivery of the Company’s stock has been taken or will be taken prior to the Closing, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.  Neither the Company’s execution and delivery of this Agreement nor its consummation for the transactions contemplated hereby requires the approval or consent of any third party, whether governmental or otherwise.

3.3

The Company has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby requires the approval or consent of any third party, whether governmental or otherwise.

3.4

The Company is the only legal, record and beneficial owner of the Shares. The Shares are free and clear of all liens, pledges, security interests, irrevocable proxies, encumbrances or restrictions of any kind. Upon the conveyance of the Shares the Purchaser will be vested with legal and valid title, to the Shares, free and clear of all liens, pledges, security interests, irrevocable proxies, encumbrances or restrictions of any kind.

3.5

There is no outstanding right, agreement, power of attorney, commitment or understanding of any nature whatsoever, that (i) calls for the issuance, sale, pledge or other disposition of the Shares, (ii) obligates the Company to enter into any of the foregoing, or (iii) relates to the voting or control of such Shares.

3.6

The Company’s stock certificates are duly and validly issued and authority, fully paid and non-assessable.  Upon the conveyance of these stock certificates, the Purchaser will be vested with legal and valid title to the stock, free and clear of all liens, pledges, security interests, irrevocable proxies, encumbrances or restrictions of any kind (except as provided herein).

3.7

The execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement will not conflict with, or constitute or result in a breach, default or violation of (i) the Articles of Organization, Regulations or By-laws the Company, (ii) any law, ordinance, regulation or rule applicable to the Company; (iii) any order, judgment, injunction or other decree by which the Company is bound; or (iv) any written or oral contract, agreement, or commitment to which the Company is a party; nor will such execution, delivery and performance result in the creation of any lien or encumbrance upon the Stock.

3.8

Prior to Closing, the Company will deliver to Purchaser (i) the unaudited balance sheet of the Company as of March 31, 2006, (ii) the unaudited operating statement of the Company for the fiscal year ended December 31, 2005 (collectively, the “Company Financial Statements”).  The Company Financial Statements have been and will be prepared in accordance with generally accepted accounting principles (GAAP) applied on a consistent basis, and fairly reflect and will reflect in all material respects the financial condition of the Company as at the dates thereof and the results of the operations of the Company for the periods then ended.  The Company has no material debt, liability, or obligation of any kind, whether accrued, absolute, contingent, or otherwise, except: (i) those reflected on the Company Financial Statements, including the notes thereto, and (ii) liabilities incurred in the ordinary course of business since March 31, 2006, none of which are, individually or in the aggregate, material.

3.9

The Company has duly filed all material Tax Returns (as defined below), and all returns and reports of all other governmental units having jurisdiction with respect to Taxes (as defined below) imposed on it or on its operations, all such Tax Returns were complete and accurate when filed, and all Taxes payable by the Company have been paid to the extent that such Taxes have become due (whether or not shown on any tax return).  All Taxes payable by the Company for all periods through March 31, 2006 have been accrued or paid in full.  As used herein (i) the term “Tax” shall include any tax or similar governmental charge, assessment, impost, or levy (including without limitation income taxes, franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipt taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes, or windfall profit taxes) together with any related penalties, fines, additions to tax, or interest imposed by the United States or any state, county, local or foreign government, or subdivision or agency of any government; and (ii) the term “Tax Return” shall mean any return (including any information return), report, statement, schedule, notice, form, estimate, or declaration of estimated tax to be filed with any governmental authority relating to any Tax.

3.10

The Company represents and warrants that, except as otherwise provided under this Agreement, the resale, in full or part, of the Shares purchased by the Purchase shall not be subject to any limitation or restriction; therefore, should any limitation or restriction whatsoever to the resale of the shares by the Purchaser apply, the Company shall assure the Purchaser that the proposed resale is authorized and permitted in compliance with all the relevant provisions of any applicable federal or state securities law.

3.11

No representation or warranty of the Company contained in this Agreement, and none of the statements or information concerning the Company contained in this Agreement, contains or will contain any untrue statement of a material fact nor will such representations, warranties, covenants, or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.

Purchaser’s Representations and Warranties.

In order to induce the Company to enter into this Agreement and sell the Stock, Purchaser makes the following representations and warranties to the Company and the Company, which representations and warranties shall be true and correct as of the Closing Date as well as the date hereof

4.1

Purchaser has all requisite right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby including the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of this Agreement and all other instruments executed and delivered by or on behalf of the Purchaser in connection with the purchase of the Shares, (b) to delegate authority pursuant to a power of attorney and (c) to purchase and hold such Shares. Purchaser represents that the signature of the party signing this Agreement on behalf of the Purchaser is binding upon the Purchaser. Neither the Purchaser’s execution and delivery of this Agreement nor its consummation of the transactions contemplated hereby requires the approval or consent of any third party.

4.2

This Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable in accordance with its terms.

4.3

The Purchaser has been furnished with and has carefully read this Agreement and is familiar with and understands the terms thereof.  In evaluating the suitability of an interest in the Company, the Purchaser has not relied upon any representations or other information (whether oral or written) from the Company (or any agent or representative of the Company), other than as set forth in this Agreement. With respect to individual tax and other economic considerations involved in this investment, the Purchaser is not relying on this Agreement or the Company (or any agent or representative of the Company). The Purchaser has carefully considered and has discussed with the Purchaser’s professional legal, tax, accounting and financial advisers the suitability of a purchase of the Shares for the Purchaser’s particular tax and financial situation and has determined that the Shares being purchased by the Purchaser is a suitable investment for the Purchaser.

4.4

The Purchaser acknowledges on its behalf that (i) it has had the right to request copies of any documents, records and books pertaining to this investment and (ii) such documents, records and books which it has requested have been made available to the Purchaser (or its agent or representative).

4.5

The Purchaser (or its agent or representative) has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the subject matter of this Agreement and all such questions have been answered to the fill satisfaction of the Purchaser.

4.6

No representations of any kind have been made other than those set forth in this Agreement.

4.7

The Purchaser has such knowledge and experience in financial, tax and business matters so as to enable the Purchaser to utilize the information made available to the Purchaser in connection with the purchase of the Shares to evaluate the merits and risks of a purchase of the Shares and to make an informed investment decision with respect thereto.

4.8

Purchaser represents and warrants that the information set forth herein concerning the Purchaser is complete, true and correct.

5.

Conditions to Company’s Obligations.

The obligations of Company to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as the Company may waive:

5.1

Purchaser shall have complied in all material respects with all of its agreements contained herein required to be complied with at or prior to the Closing Date, and all of the representations and warranties of Purchaser contained herein shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

5.2

All action (including notifications and filings) that shall be required to be taken by Purchaser in order to consummate the transactions contemplated hereby shall have been taken and all consents, approvals, authorizations and exemptions from third parties that shall be required in order to enable the Company to consummate the transactions contemplated hereby shall have been duly obtained.

5.3

No order of any court or governmental or regulatory authority or body which restrains or prohibits the transactions contemplated hereby shall be in effect on the Closing Date and no suit or investigation by any government agency to enjoin the transactions contemplated hereby or seek damages or other relief as a result thereof shall be pending or threatened in writing as of the Closing Date.

5.4

The Company shall have received from the Purchaser all of the documents and other items required to be delivered at Closing as provided in Section 2.3 herein.

6.

Conditions to Purchaser’s Obligations.

The obligations of the Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as the Purchaser may waive:

6.1

The Company shall have complied in all material respects with all of the agreements and covenants contained herein required to be complied with at or prior to the Closing Date, and all the representations and warranties of the Company contained herein shall be true on and as of the Closing Date with the same effect as though made on and as of the

6.2

All action (including notifications and filings) that shall be required to be taken by the Company in order to consummate the transactions contemplated hereby shall have been taken and all consents, approvals, authorizations and exemptions from third parties (if any) that shall be required in order to enable the Company to consummate the transactions contemplated hereby shall have been duly obtained.

6.3

No order of any court or governmental or regulatory authority or body which restrains or prohibits the transactions contemplated hereby shall be in effect on the Closing Date and no suit or investigation by any government agency to enjoin the transactions contemplated hereby or seek damages or other relief as a result thereof shall be pending or threatened as of the Closing Date.

6.4

Purchaser shall have received from the Company all of the documents and items required to be delivered at Closing as provided in Section 2.2 herein.

7.

Survival and Indemnification.

7.1

The representations, warranties, covenants and agreements contained herein to be performed or complied with after the Closing shall survive without limitation as to time, unless the covenant or agreement specifies a term, in which case such covenant or agreement shall survive until the expiration of such specified term.

7.2

From and after the Closing Date, the Company, and the Purchaser, as the case may be, shall indemnify and hold harmless the other (the party seeking indemnification being referred to as the “Indemnified Party”) from and against any and all claims, losses, liabilities and damages, including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable fees and disbursements of counsel, arising out of or resulting from the inaccuracy of any representation or warranty, or the breach of any covenant or agreement, contained herein or in any instrument or certificate delivered pursuant hereto, or in the case of the Company, any claim arising from any action prior to the Closing Date, by the party against whom indemnification is sought (the “Indemnifying Party”).

7.3

The Indemnified Party shall promptly notify the Indemnifying Party in writing of any claim for indemnification, specifying in detail the basis of such claim, the facts pertaining thereto and, if known, the amount, or an estimate of the amount, of the liability arising therefrom. The Indemnified Party shall provide to the Indemnifying Party as promptly as practicable thereafter all information and documentation necessary to support and verify the claim asserted and the Indemnifying Party shall be given reasonable access to all books and records in the possession or control of the Indemnified Party or any of its affiliates which the Indemnifying Party reasonably determines to be related to such claim.

8.

Disclosure and Access to Information.

The Company, for so long as the Purchaser maintains ownership of any Shares, shall, at the Purchaser’s request, fully disclose, give full access to and make available to any inspection all records, shareholder lists and any other document or information related to the Company; the Purchaser shall have the right to make copies of the aforesaid documents and/or to ask for a copy thereof to be delivered to the address set forth in Section 10 below.

9.

Notices.

Any notice, request, instruction or other document required by the terms of this Agreement to be given to any Party hereto shall be in writing and shall be given either:

(a)

by a nationally recognized overnight courier service in which the date of delivery is recorded by the courier service, in which case notice shall be presumptively deemed to have been given at the time that records of the courier service indicate the writing was delivered to the receiving Party;

(b)

by prepaid telegram, in which case notice shall be presumptively deemed to have been given at the time that the records of the telegraphic agency indicate that the telegram was telephoned or delivered to the receiving Party, as the case may be; or

(c)

by the Express Mail service maintained by the United States Postal Service, sent by registered or certified mail, postage prepaid, with return receipt requested, in which case notice shall be presumptively deemed to have been given forty-eight (48) hours after the letter was deposited with the United States Postal Service.

Notice shall be sent,

(i)

If to the Purchaser, to:

Melvin Wyman

CEO

Pop N Go, Inc.

12429 East Putnam Street

Whittier, CA 90602

(ii)

If to the Company, to:

Microwave Roasters Inc.

Steven Grossman

116 Pioneer Lane

Selma, AL 36702

or to such other addresses or facsimile numbers as either party hereto may from time to time give notice of (complying as to delivery with the terms of this Section) to the other.

10.

Entire Agreement and Binding Effect.

This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, between the parties hereto with respect to the subject matter hereof and are not intended to confer upon any other person any rights or remedies hereunder except as expressly provided herein. The parties have not relied upon any promises, representations, warranties, agreements, covenants or undertakings, other than those set forth or referred to herein.

11.

Benefits; Binding Effect; Assignment.

This Agreement is for the benefit of and binding upon the parties hereto, their respective successors and, where applicable, assigns. Neither party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior approval of the other party.

12.

Waiver.

No waiver of any of the provisions of this Agreement will be deemed to constitute or will constitute a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly so provided.

13.

Amendment.

No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.

14.

No Third Party Beneficiary.

Unless otherwise expressed in this Agreement, nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any person or entity other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

15.

Section Headings.

The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

16.

Counterparts.

This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which will be deemed to be one and the same instrument.

17.

Resolution of Disputes; Arbitration.

All disputes concerning this Agreement or any claim or issue of any nature (whether brought by the Parties hereto or by any other person whatsoever) arising from or relating to this Agreement or to the corporate steps taken to enter into it (including, without limitation, claims for alleged fraud, breach of fiduciary duty, breach of contract, tort, etc.) which cannot be resolved within reasonable time through discussions between the opposing entities, shall be resolved solely and exclusively by means of arbitration to be conducted in the City of Whittier, California, which arbitration will proceed in accordance with the Commercial Arbitration Rules of the American Arbitration Association (or any successor organization thereto) then in force for resolution of commercial disputes unless the parties mutually agree in writing otherwise. The Arbitrators themselves shall have the right to determine and to arbitrate the threshold issue of arbitrability itself.  The decision of the Arbitrators shall be final, conclusive, and binding upon the opposing entities, and a judgment upon the award may be obtained and entered in any federal or state court of competent jurisdiction.

Each entity or Party involved in litigation or arbitration shall be responsible for its own costs and expenses of any litigation or arbitration proceeding, including its own attorney’s fees (for any litigation, arbitration, and any appeals).

18.

Remedies Cumulative.

No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy is cumulative and is in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

19.

Equitable Remedies.

The Company acknowledges and agrees that the Purchaser will not have an adequate remedy at law in the event of any breach by the Company of this Agreement and that, therefore, the Purchaser shall be entitled, in addition to any other remedies which may be available to it, to injunctive and/or other equitable relief to prevent or remedy a breach, with the posting of any bond in connection therewith being hereby waived.

20.

Construction.

The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disflavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The specifications of any dollar amount in the representations and warranties or otherwise in this Agreement is not intended and shall not be deemed to be an admission or acknowledgment of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between the parties to determine whether any obligation, item or matter (whether or not described herein or included in any schedule) is or is not material for purposes of this Agreement.

21.

Further Documentation.

The parties shall execute and deliver any other instruments or documents and take any further actions after the execution of this Agreement, which may be reasonably required for the implementation of this Agreement and the transactions contemplated hereby.

22.

Governing Law.

This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

PURCHASER

POP N GO, Inc.

By:/s/Melvin Wyman

Melvin Wyman, CEO

COMPANY

MICROWAVE ROASTERS, INC.

By:/s/Steven Grossman

Steven Grossman, President